                                                                   Exhibit 99.01


[Cardinal Health Logo]
7000 Cardinal Place
Dublin, OH 43017

www.cardinal.com
                                                           FOR IMMEDIATE RELEASE
CONTACTS:

Media: Jim Mazzola                     Investors: Jim Hinrichs
       (614) 757-3690                             (614) 757-7828
       jim.hinrichs@cardinal.com                  jim.mazzola@cardinal.com

            CARDINAL HEALTH ANNOUNCES SECOND QUARTER RESULTS, UPDATES
                              FISCAL 2005 OUTLOOK

     AUDIT COMMITTEE REACHES RESPONSIBILITY CONCLUSIONS IN ACCOUNTING REVIEW


DUBLIN, OHIO, FEB. 4, 2005 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today announced revenue for its second quarter rose 13 percent to $18.6 billion, while earnings from continuing operations declined to $204 million and diluted earnings per share from continuing operations declined to $0.47.

Results for the quarter and first half of fiscal 2005, ended Dec. 31, were in line with the company's previously revised guidance. Excluding special items of $71 million for the quarter, net earnings from continuing operations decreased 26 percent to $275 million compared to $370 million in the prior year. Diluted earnings per share from continuing operations before special items declined 25 percent to $0.63 versus $0.84 last year. These results include non-recurring charges for the quarter of $67 million or $0.10 per share.

First-half revenues climbed 15 percent to $36.4 billion, while ongoing margin pressure caused net earnings from continuing operations to decline 40 percent to $422 million. Excluding special items, earnings from continuing operations declined 27 percent to $513 million. Diluted earnings per share from continuing operations were $0.97, or $1.18 excluding special items. These results include non-recurring charges for the six months ended Dec. 31 of $107 million or $0.17 per share.

"Our second-quarter performance, while below Cardinal Health's potential, was in line with our previously revised expectations and reflects steady progress in several key areas of the business, including the transition to non-contingent distribution contracts with pharmaceutical manufacturers," said Robert D. Walter, chairman and chief executive officer. "We continued to experience earnings pressure as we manage this transition, which is not only important to Cardinal Health's business, but paramount to the efficiency of the U.S. pharmaceutical supply chain.

                                     -more-

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CARDINAL HEALTH ANNOUNCES SECOND QUARTER RESULTS
PAGE 2

"Cardinal Health's highly efficient distribution network has helped drive billions of dollars of cost out of the supply chain, resulting in savings for pharmacies and ultimately lower prices for consumers," Walter added. "We are committed to the transition and to our disciplined, fact-based approach in reaching new agreements with our manufacturer customers."

AUDIT COMMITTEE REVIEW AND VITAMINS REVIEW

Cardinal Health said that the Audit Committee of its Board of Directors had reached conclusions concerning its assignment of responsibility for certain financial statement matters discussed in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, resulting in disciplinary actions for certain employees.

In addition, a separate committee of the Board of Directors, with the assistance of independent counsel, is separately conducting an internal review to assign responsibility for matters relating to Cardinal Health's accounting treatment of certain recoveries from vitamin manufacturers. (Additional information regarding the Audit Committee review and the separate vitamins review is included in the Form 8-K, filed today with the Securities and Exchange Commission which can be found at the investor relations page of http://www.cardinalhealth.com). The Audit Committee review, the separate vitamins review, and the previously announced investigations by the Securities and Exchange Commission and U.S. Attorney remain ongoing.

SEGMENT AND OPERATIONAL RESULTS

Operating earnings in each business segment improved from the first quarter, as Cardinal Health addressed key challenges and performance-improvement actions began to deliver results. The company also remains on schedule to improve its cost structure by $125 million during fiscal 2005 through a restructuring program initiated during the first quarter.

Lower capital requirements in its pharmaceutical distribution business enabled Cardinal Health to generate strong cash flow from operations of $626 million during the quarter, including net proceeds of $300 million through an accounts-receivable securitization program. Free cash flow exceeded $500 million during the quarter, an increase of more than 200 percent from the prior period, and reached $1.3 billion for the year-to-date, which includes net proceeds of $800 million through an accounts-receivable securitization program.

(See the attached financial table for a reconciliation of the non-GAAP amounts to their GAAP equivalents and a schedule of non-recurring items. Tables with specific segment results for the second quarter and fiscal year-to-date are also attached and available at the Investor Relations page on www.cardinalhealth.com.)

PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

Revenues within the Pharmaceutical Distribution and Provider Services segment increased 15 percent for the quarter to $15.1 billion, while operating earnings declined by 9 percent to $213 million. The operating-earnings decline was primarily due to lower branded pharmaceutical buy margins, driven by lower price appreciation and available inventory compared to prior years.

During the quarter, Cardinal Health continued its transition to non-contingent distribution-service agreements with pharmaceutical manufacturers, rather than agreements based on pharmaceutical price appreciation. Strong progress was made with a number of

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CARDINAL HEALTH ANNOUNCES SECOND QUARTER RESULTS
PAGE 3

manufacturers, including signing multi-year contracts with Eli Lilly and Company during the quarter and with Eisai Inc. in January. By April 1, the company expects to have completed contracts that will transition the majority of branded vendor margin to non-contingent compensation.

This transition will drive improvements in the second half of fiscal 2005 and create stronger, more predictable earnings growth for fiscal 2006. Expense control measures continue to drive efficiency, with selling, general and administrative expenses as a percent of sales declining from the prior year. In addition, efficiency and profitability within the segment will continue to be enhanced by the ramp up of Cardinal Health's National Logistics Center, which began operations during September 2004.

MEDICAL PRODUCTS AND SERVICES

Revenue growth within Medical Products and Services increased 6 percent to $2.4 billion, with operating earnings equal to the second quarter of fiscal 2004 at $170 million. Sales of new products and recent hospital and group purchase organization (GPO) contract wins drove the revenue increase, while profitability continued to be affected by competitive pricing on a large GPO contract and rising costs of raw materials used in manufacturing. This pressure was partially offset by strong sales of Cardinal Health surgeon gloves, efficiency programs and profitable international performance. In addition, growth in specialty surgical instruments and sales of private label products contributed to operating earnings in the period. Selling, general and administrative expenses as a percent of sales were below prior year levels, the result of ongoing efficiency actions.

Continued emphasis on new products, operating efficiencies and implementation of new contracts are expected to improve Medical Products and Services earnings during the second half of the fiscal year.

PHARMACEUTICAL TECHNOLOGIES AND SERVICES

Pharmaceutical Technologies and Services revenues increased 7 percent during the quarter to $760 million, driven by sales growth in oral technologies, nuclear pharmacy services and the year-over-year benefit of the Intercare acquisition, completed in December 2003. However, operating earnings declined 22 percent to $89 million for the quarter, primarily related to sterile-manufacturing costs associated with delays in opening new facilities and from existing facilities operating below their planned capacity. This weakness was partially offset by an increase in demand for softgel products, including Abbott's protease inhibitor Kaletra(R). Operating earnings for the period were not materially affected by acquisitions.

The company also continued to expand its relationships with pharmaceutical manufacturers during the quarter and said it now provides pharmaceutical development, manufacturing, packaging or marketing services for nearly 170 of the top 200 drugs worldwide.

Operating-earnings improvements during the second half of fiscal 2005 and fiscal 2006 will be driven by increases in production at Cardinal Health's Albuquerque, N.M. and other sterile manufacturing facilities, and from restructuring benefits. New product opportunities in blow/fill/seal sterile manufacturing are also expected to contribute to earnings growth in 2006.

                                     -more-

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CARDINAL HEALTH ANNOUNCES SECOND QUARTER RESULTS
PAGE 4

In addition, Cardinal Health has signed a letter of intent with VaxGen, Inc. to fill, finish and package a recombinant anthrax vaccine. The companies plan to have a full supply agreement in place by the end of June 2005, which is subject to the approval of the U.S. government. Cardinal Health expects the agreement would result in revenues of $100 million to $150 million over the two-year period ending December 2007.

CLINICAL TECHNOLOGIES AND SERVICES

(Results for this segment, which include Cardinal Health's Alaris(R) products, Pyxis(R) products and Clinical Services and Consulting organizations, are being reported for the first time this fiscal year. Prior-year results used in comparisons have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.)

Revenues for the Clinical Technologies and Services segment increased 38 percent to $547 million for the quarter, while operating earnings decreased 21 percent to $76 million. Excluding Alaris products, revenues declined 4 percent and operating earnings declined 51 percent. Strong revenues and operating earnings for Alaris products were offset by year-over-year revenue and operating-earnings declines for Pyxis products.

Pyxis sales growth was dampened by the delayed introduction of Pyxis MedSystem. This new product and service offering, which includes Pyxis MedStation(R) 3000, the next generation of Cardinal Health's market-leading medication management system for the nurses' station, was launched in December and is now being well-received by customers. In addition, Pyxis results were negatively affected by execution issues related to system installations. Revenue backlog from committed contracts ended the quarter at $206 million.

Over the long-term, growth in the segment will be driven by innovative product and service offerings that draw on the vast clinical resources assembled in this organization, the company said. In addition to Pyxis MedSystem, new products introduced during the quarter included the Alaris(R) Patient-Controlled Analgesia Module, Alaris(R) EtCO(2) Module and upgrades to the Guardrails(R) Suite of safety software, all enhancements to the market-leading Alaris Medication Management System designed for the patient's bedside.

Clinical Technologies and Services results are expected to improve during the year as customers adopt these new products and the company gains additional efficiencies from the formation of the segment. Significant progress was made during the quarter to improve efficiency, including implementation of lean manufacturing processes and a restructuring of customer support operations. In addition, the integration of Alaris with Cardinal Health is still expected to achieve synergies of $80 million to $100 million on a pre-tax basis by the end of fiscal 2007.

OUTLOOK

Cardinal Health expects earnings per share for fiscal 2005 to be $3.20 to $3.40, excluding special items and non-recurring charges. Earnings expectations have been reduced from prior guidance to reflect uncertainty about branded pharmaceutical price increases, available inventory and the short-term impact of the transition to fee-based distribution service agreements in its Pharmaceutical Distribution business.

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CARDINAL HEALTH ANNOUNCES SECOND QUARTER RESULTS
PAGE 5

The new guidance also reflects the potential for continued delays in the installation of Pyxis committed contracts as a result of organizational re-staffing. For fiscal 2005, free cash flow is expected to be approximately $2 billion, including $800 million from an accounts-receivable securitization program.

The company expects to enter fiscal 2006, beginning July 1, 2005, with strong momentum. Earnings are expected to grow at a rate considerably above its long-term growth goal of mid-teens or better, excluding special items and non-recurring charges. The guidance is based on Cardinal Health's confidence in signing agreements with pharmaceutical manufacturers during fiscal 2005 that will result in the substantial majority of vendor margins for fiscal 2006 being converted to non-contingent compensation.

The fiscal 2006 guidance is further based on the company's confidence for substantial improvement in Pyxis sales and installation capability, continued strong demand and significant improvement in manufacturing efficiency for sterile product and overall continued strong performance in its other businesses. Cash flow for the year is expected to grow in-line with earnings growth.

George Fotiades, Cardinal Health President and COO, said "We are making progress on our most important operating issues identified for fiscal year 2005, as evidenced by our sequential improvement in operating earnings growth for all four of our segments. However, the pace of that progress has been slower than we originally expected. We believe that the second half of the fiscal year will show continued improvement and we are optimistic about the momentum that we expect to have as we enter our 2006 fiscal year."

CONFERENCE CALL

Cardinal Health has scheduled a conference call at 11 a.m. Eastern Standard Time to discuss its second-quarter results. To access the conference call and corresponding slide presentation, go to the Investor Relations page at www.cardinalhealth.com. The conference call may also be accessed by calling 706-634-5100, passcode 3250964. An audio replay will be available until 11:00 p.m. on Feb. 7 at 706-645-9291, passcode 3250964. A transcript and audio replay will also be available at www.cardinalhealth.com.

ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinalhealth.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $65 billion.

                                       ###

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking

                                     -more-

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CARDINAL HEALTH ANNOUNCES SECOND QUARTER RESULTS
PAGE 6

statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, the impact of previously announced restatements, difficulties in opening new facilities or fully utilizing existing capacity, difficulties and uncertainties associated with business model transitions, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.



                                     -more-

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                     SECOND QUARTER
                                                                           ----------------------------------
                                                                           December     December
                                                                             2004         2003       % Change
                                                                           ---------    ---------    --------
Revenue                                                                    $18,554.6    $16,350.8        13%
Cost of products sold                                                       17,348.1     15,189.8        14%
                                                                           ---------    ---------

Gross margin                                                                 1,206.5      1,161.0         4%

Selling, general and administrative expenses                                   699.6        588.0        19%

Impairment charges and other                                                    83.0         (8.1)      N.M.

Special items - restructuring charges                                          105.1         12.9       N.M.
              - merger charges                                                  10.2          7.8       N.M.
              - other                                                          (12.2)       (24.2)      N.M.
                                                                           ---------    ---------

Operating earnings                                                             320.8        584.6       (45)%

Interest expense and other                                                      16.9         27.6       (39)%
                                                                           ---------    ---------

Earnings before income taxes and discontinued operations                       303.9        557.0       (45)%

Provision for income taxes                                                     100.1        183.4       (45)%
                                                                           ---------    ---------

Earnings from continuing operations                                            203.8        373.6       (45)%

Earnings/(loss) from discontinued operations (net of tax $(6.5) and $3.1
       for the quarters ending December 31, 2004 and 2003, respectively)        10.2         (5.1)      N.M.
                                                                           ---------    ---------

Net earnings                                                               $   214.0    $   368.5       N.M.
                                                                           =========    =========

Basic earnings per Common Share:
       Continuing operations                                               $    0.47    $    0.86       (45)%
       Discontinued operations                                                  0.02        (0.01)      N.M.
                                                                           ---------    ---------

       Net basic earnings per Common Share                                 $    0.49    $    0.85       N.M.
                                                                           =========    =========

Diluted earnings per Common Share:
       Continuing operations                                               $    0.47    $    0.85       (45)%
       Discontinued operations                                                  0.02        (0.01)      N.M.
                                                                           ---------    ---------

       Net diluted earnings per Common Share                               $    0.49    $    0.84       N.M.
                                                                           =========    =========

Weighted average number of shares outstanding:
       Basic                                                                   432.1        433.2
       Diluted                                                                 437.1        438.7

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                       Current Year               Prior Year
                                                  ----------------------    ----------------------
                                                     Net        Diluted        Net        Diluted
                                                   Earnings       EPS       Earnings        EPS
                                                  ---------    ---------    ---------    ---------
Impact of special items - restructuring charges   $   (72.4)   $   (0.17)   $    (8.2)   $   (0.02)
                        - merger charges               (6.3)       (0.01)        (4.6)       (0.01)
                        - other                         7.6         0.02         16.1         0.04
                                                  ---------    ---------    ---------    ---------

Impact of special items                           $   (71.1)   $   (0.16)   $     3.3    $    0.01
                                                  =========    =========    =========    =========

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

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                    YEAR - TO - DATE
                                                                           ----------------------------------
                                                                           December     December
                                                                             2004         2003       % Change
                                                                           ---------    ---------    --------
Revenue                                                                    $36,350.6    $31,739.0        15%
Cost of products sold                                                       34,057.6     29,505.2        15%
                                                                           ---------    ---------

Gross margin                                                                 2,293.0      2,233.8         3%

Selling, general and administrative expenses                                 1,392.7      1,135.6        23%

Impairment charges and other                                                    86.8         (6.4)      N.M.

Special items - restructuring charges                                          112.6         20.2       N.M.
              - merger charges                                                  27.1         16.4       N.M.
              - other                                                           (4.7)       (26.9)      N.M.
                                                                           ---------    ---------

Operating earnings                                                             678.5      1,094.9       (38)%

Interest expense and other                                                      54.3         53.9         1%
                                                                           ---------    ---------

Earnings before income taxes, discontinued operations and
      cumulative effect of change in accounting                                624.2      1,041.0       (40)%

Provision for income taxes                                                     202.6        343.9       (41)%
                                                                           ---------    ---------

Earnings from continuing operations before cumulative effect of
      change in accounting                                                     421.6        697.1       (40)%

Earnings/(loss) from discontinued operations (net of tax $(3.7) and $4.2
      for the six months ended December 31, 2004 and 2003, respectively)         5.7         (6.9)      N.M.

Cumulative effect of change in accounting                                          -        (38.5)      N.M.
                                                                           ---------    ---------

Net earnings                                                               $   427.3    $   651.7       N.M.
                                                                           =========    =========

Basic earnings per Common Share:
      Continuing operations                                                $    0.98    $    1.60       (39)%
      Discontinued operations                                                   0.01        (0.02)      N.M.
      Cumulative effect of change in accounting                                    -        (0.09)      N.M.
                                                                           ---------    ---------

      Net basic earnings per Common Share                                  $    0.99    $    1.49       N.M.
                                                                           =========    =========

Diluted earnings per Common Share:
      Continuing operations                                                $    0.97    $    1.58       (39)%
      Discontinued operations                                                   0.01        (0.02)      N.M.
      Cumulative effect of change in accounting                                    -        (0.09)      N.M.
                                                                           ---------    ---------

      Net diluted earnings per Common Share                                $    0.98    $    1.47       N.M.
                                                                           =========    =========

Weighted average number of shares outstanding:
      Basic                                                                    431.7        436.8
      Diluted                                                                  436.3        442.5

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                       Current Year               Prior Year
                                                  ----------------------    ----------------------
                                                    Net         Diluted        Net        Diluted
                                                  Earnings        EPS        Earnings       EPS
                                                  ---------    ---------    ---------    ---------
Impact of special items - restructuring charges   $   (77.1)   $   (0.18)   $   (13.3)   $   (0.03)
                        - merger charges              (16.9)       (0.04)       (10.0)       (0.02)
                        - other                         2.9         0.01         17.9         0.04
                                                  ---------    ---------    ---------    ---------

Impact of special items                           $   (91.1)   $   (0.21)   $    (5.4)   $   (0.01)
                                                  =========    =========    =========    =========

                                   -- more --

                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                   (unaudited)

                                                       DECEMBER 31,    June 30,   December 31,
                                                           2004          2004         2003
                                                       ------------   ---------   ------------
ASSETS

CURRENT ASSETS

Cash and equivalents                                    $ 1,273.7     $ 1,096.0     $   544.3
Trade receivables, net                                    2,821.9       3,432.7       3,369.3
Current portion of investment in sales-type leases          211.5         202.1         192.2
Inventories                                               8,177.5       7,471.3       8,410.6
Prepaid expenses and other                                  794.3         795.4         736.8
Assets held for sale from discontinued operations            32.1          60.4         151.8
                                                        ---------     ---------     ---------

    Total current assets                                 13,311.0      13,057.9      13,405.0
                                                        ---------     ---------     ---------

Property and equipment - net                              2,393.1       2,364.0       2,177.3

Investment in sales-type leases, less current portion       631.9         546.0         514.9
Other assets                                              5,453.0       5,401.2       3,282.8
                                                        ---------     ---------     ---------

TOTAL ASSETS                                            $21,789.0     $21,369.1     $19,380.0
                                                        =========     =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable - banks and current portion of
    long-term obligations                               $   435.4     $   860.6     $   253.2
Accounts payable                                          7,231.9       6,432.4       6,349.3
Other accrued liabilities                                 1,968.5       2,021.3       1,757.0
Liabilities from discontinued operations                     53.5          55.1          72.0
                                                        ---------     ---------     ---------

    Total current liabilities                             9,689.3       9,369.4       8,431.5
                                                        ---------     ---------     ---------

Long-term obligations, less current portion               2,384.6       2,834.7       2,472.4
Deferred taxes and other liabilities                      1,155.6       1,188.7       1,020.1

Total shareholders' equity                                8,559.5       7,976.3       7,456.0
                                                        ---------     ---------     ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $21,789.0     $21,369.1     $19,380.0
                                                        =========     =========     =========

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

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

                                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                        ----------------------    ----------------------
                                                                             DECEMBER 31,               DECEMBER 31,
                                                                        ----------------------    ----------------------
                                                                           2004         2003         2004        2003
                                                                        ---------    ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Earnings from continuing operations before cumulative
         effect of change in accounting                                 $   203.8    $   373.6    $   421.6    $   697.1
     Adjustments to reconcile earnings from continuing operations before cumulative effect of change in accounting
         to net cash from operations:
         Depreciation and amortization                                      105.7         74.5        198.2        143.2
         Asset impairments                                                  150.9          2.9        155.8          4.8
         Change in operating assets and liabilities, net of
           effects from acquisitions:
           (Increase)/decrease in trade receivables                         543.7       (280.5)       623.1       (491.0)
           (Increase)/decrease in inventories                                15.5       (220.9)      (707.5)      (841.4)
           (Increase)/decrease in net investment in sales-type leases       (50.5)        82.9        (95.3)        22.0
           Increase/(decrease) in accounts payable                         (453.6)        97.4        794.1        964.3
           Other operating items - net                                      110.5        124.4        129.2         49.4
                                                                        ---------    ---------    ---------    ---------

         Net cash provided by operating activities                          626.0        254.3      1,519.2        548.4
                                                                        ---------    ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of subsidiaries, net of cash acquired                       (8.3)      (484.1)      (273.2)      (499.1)
     Proceeds from sale of property, equipment, and other assets                -          2.7          4.2          5.2
     Additions to property and equipment                                   (107.1)       (86.3)      (214.6)      (164.1)
     Proceeds from sale of discontinued operations                           36.7            -         39.5            -
                                                                        ---------    ---------    ---------    ---------

         Net cash used in investing activities                              (78.7)      (567.7)      (444.1)      (658.0)
                                                                        ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in commercial paper and short-term debt                      72.9          0.7       (562.7)         0.6
     Net change in long-term obligations                                   (503.9)      (156.7)      (356.6)      (124.3)
     Proceeds from issuance of Common Shares                                 18.0         34.7         47.8         80.0
     Purchase of Treasury Stock                                                 -            -            -     (1,000.0)
     Dividends on Common Shares                                             (13.0)       (13.0)       (25.9)       (26.4)
                                                                        ---------    ---------    ---------    ---------

         Net cash used in financing activities                             (426.0)      (134.3)      (897.4)    (1,070.1)
                                                                        ---------    ---------    ---------    ---------

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS                             121.3       (447.7)       177.7     (1,179.7)

CASH AND EQUIVALENTS AT BEGINNING OF  PERIOD                              1,152.4        992.0      1,096.0      1,724.0
                                                                        ---------    ---------    ---------    ---------

CASH AND EQUIVALENTS AT END OF  PERIOD                                  $ 1,273.7    $   544.3    $ 1,273.7    $   544.3
                                                                        =========    =========    =========    =========

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
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        CARDINAL HEALTH, INC. - SECOND QUARTER FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------
               PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                              2005                    2004
                                             -------                -------
- REVENUE
     - Amount                                $15,059                $13,150
     - Growth Rate                                15%                    15%
     - Mix                                        80%                    80%

- OPERATING EARNINGS
     - Amount                                $   213                $   234
     - Growth Rate                                (9)%                  (14)%
     - Mix                                        39%                    38%
     - Ratio to Revenue                         1.42%                  1.78%

-------------------------------------------------------------------------------
                          MEDICAL PRODUCTS AND SERVICES

                                               2005                   2004
                                              ------                 ------
- REVENUE
     - Amount                                 $2,427                 $2,286
     - Growth Rate                                 6%                    14%
     - Mix                                        13%                    14%

- OPERATING EARNINGS
     - Amount                                 $  170                 $  170
     - Growth Rate                                 -                     10%
     - Mix                                        31%                    28%
     - Ratio to Revenue                         7.00%                  7.45%

-------------------------------------------------------------------------------
                    PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                               2005                   2004
                                              ------                 ------
- REVENUE
     - Amount                                 $  760                 $  708
     - Growth Rate                                 7%                    52%
     - Mix                                         4%                     4%

- OPERATING EARNINGS
     - Amount                                 $   89                 $  113
     - Growth Rate                               (22)%                   32%
     - Mix                                        16%                    18%
     - Ratio to Revenue                        11.68%                 16.02%

-------------------------------------------------------------------------------
                       CLINICAL TECHNOLOGIES AND SERVICES

                                               2005                   2004
                                              ------                 ------
- REVENUE
     - Amount                                 $  547                 $  397
     - Growth Rate                                38%                    14%
     - Mix                                         3%                     2%

- OPERATING EARNINGS
     - Amount                                 $   76                 $   96
     - Growth Rate                               (21)%                   17%
     - Mix                                        14%                    16%
     - Ratio to Revenue                        13.89%                 24.18%


                                    --more--

        CARDINAL HEALTH, INC. - SECOND QUARTER FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------

                                                TOTAL            Excluding Special Items
                                         ------------------      -----------------------
                                           2005       2004         2005           2004
                                         -------    -------      -------        --------
- REVENUE
        - Amount                         $18,555    $16,351
        - Growth Rate                         13%        16%

- OPERATING EARNINGS
        - Amount                         $   321    $   585       $  424        $  581
        - Growth Rate                        (45)%       (2)%        (27)%           4%

- RATIO TO REVENUE
        - Gross Margin                      6.50%      7.10%
        - Expenses                          3.77%      3.60%
        - Impairment Charges and Other      0.45%     (0.05)%
        - Special Items                     0.55%     (0.02)%
        - Operating Earnings                1.73%      3.57%        2.28%         3.55%

- NET EARNINGS *
        - Amount                         $   204    $   374       $  275        $  370
        - Growth Rate                        (45)%        1%         (26)%           6%
        - Ratio to Revenue                  1.10%      2.29%        1.48%         2.26%

- PRODUCTIVITY
        - Margin per Expense Dollar      $  1.72    $  1.97

- ASSET MANAGEMENT
        - Operating Cash Flow            $   626    $   254
        - Free Cash Flow                 $   506    $   158
        - Return on Invested Capital        4.07%      7.98%        5.42%         7.91%

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS
 SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                    --more--

-------------------------------------------------------------------------------

     CARDINAL HEALTH, INC. - FIRST SIX MONTHS OF FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------
               PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                           2005                     2004
                                         -------                   -------
- REVENUE
         - Amount                        $29,460                   $25,592
         - Growth Rate                        15%                       16%
         - Mix                                80%                       80%

- OPERATING EARNINGS
         - Amount                        $   377                   $   465
         - Growth Rate                       (19)%                      (9)%
         - Mix                                39%                       39%
         - Ratio to Revenue                 1.28%                     1.82%

-------------------------------------------------------------------------------
                         MEDICAL PRODUCTS AND SERVICES

                                           2005                      2004
                                          ------                    ------
- REVENUE
         - Amount                         $4,820                    $4,435
         - Growth Rate                         9%                       13%
         - Mix                                13%                       14%

- OPERATING EARNINGS
         - Amount                         $  308                    $  331
         - Growth Rate                        (7)%                      11%
         - Mix                                32%                       28%
         - Ratio to Revenue                 6.39%                     7.46%

-------------------------------------------------------------------------------
                    PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                           2005                      2004
                                          ------                    ------
- REVENUE
         - Amount                         $1,465                    $1,354
         - Growth Rate                         8%                       52%
         - Mix                                 4%                        4%

- OPERATING EARNINGS
         - Amount                         $  170                    $  220
         - Growth Rate                       (23)%                      39%
         - Mix                                17%                       19%
         - Ratio to Revenue                11.58%                    16.23%

-------------------------------------------------------------------------------
                       CLINICAL TECHNOLOGIES AND SERVICES

                                           2005                      2004
                                          ------                    ------
- REVENUE
         - Amount                         $1,071                    $  731
         - Growth Rate                        46%                        8%
         - Mix                                 3%                        2%

- OPERATING EARNINGS
         - Amount                         $  122                    $  163
         - Growth Rate                       (25)%                      17%
         - Mix                                12%                       14%
         - Ratio to Revenue                11.38%                    22.36%

                                    --more--

     CARDINAL HEALTH, INC. - FIRST SIX MONTHS OF FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------

                                                TOTAL            Excluding Special Items
                                         ------------------      -----------------------
                                           2005       2004         2005           2004
                                         -------    -------      -------        --------

-  REVENUE
      - Amount                           $36,351    $31,739
      - Growth Rate                           15%        17%

-  OPERATING EARNINGS
      - Amount                           $   679    $ 1,095        $  814        $1,105
      - Growth Rate                          (38)%        4%          (26)%           7%

-  RATIO TO REVENUE
      - Gross Margin                        6.31%      7.04%
      - Expenses                            3.83%      3.58%
      - Impairment Charges and Other        0.24%     (0.02)%
      - Special Items                       0.37%      0.03%
      - Operating Earnings                  1.87%      3.45%         2.24%         3.48%

-  NET EARNINGS *
      - Amount                           $   422    $   697        $  513        $  703
      - Growth Rate                          (40)%        7%          (27)%           9%
      - Ratio to Revenue                    1.16%      2.20%         1.41%         2.21%

-  PRODUCTIVITY
      - Margin per Expense Dollar        $  1.65    $  1.97

-  ASSET MANAGEMENT
      - Operating Cash Flow              $ 1,519    $   548
      - Free Cash Flow                   $ 1,283    $   363
      - Return on Invested Capital          4.32%      7.41%         5.17%         7.46%

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS
 SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                    --more--

-------------------------------------------------------------------------------

          CARDINAL HEALTH, INC. - QUARTERLY FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------
                PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                               Q1             Q2           Q3       Q4      TOTAL
                            --------       --------      ------   ------    ------
-  REVENUE
      - Amount              $ 14,402       $ 15,059
      - Growth Rate               16%            15%
      - Mix                       80%            80%

-  OPERATING EARNINGS
      - Amount              $    163       $    213
      - Growth Rate              (29)%           (9)%
      - Mix                       38%            39%
      - Ratio to Revenue        1.13%          1.42%

-------------------------------------------------------------------------------
                          MEDICAL PRODUCTS AND SERVICES

                               Q1             Q2           Q3       Q4      TOTAL
                            --------       --------      ------   ------    ------
-  REVENUE
      - Amount              $  2,393       $  2,427
      - Growth Rate               11%             6%
      - Mix                       13%            13%

-  OPERATING EARNINGS
      - Amount              $    138       $    170
      - Growth Rate              (14)%            -
      - Mix                       32%            31%
      - Ratio to Revenue        5.78%          7.00%

-------------------------------------------------------------------------------
                    PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                               Q1             Q2           Q3       Q4      TOTAL
                            --------       --------      ------   ------    ------
- REVENUE
     - Amount               $    705       $    760
     - Growth Rate                 9%             7%
     - Mix                         4%             4%

- OPERATING EARNINGS
     - Amount               $     81       $     89
     - Growth Rate               (24)%          (22)%
     - Mix                        19%            16%
     - Ratio to Revenue        11.46%         11.68%

-------------------------------------------------------------------------------
                       CLINICAL TECHNOLOGIES AND SERVICES

                               Q1             Q2           Q3       Q4      TOTAL
                            --------       --------      ------   ------    ------
- REVENUE
   - Amount                 $    524       $    547
   - Growth Rate                  57%            38%
   - Mix                           3%             3%

- OPERATING EARNINGS
   - Amount                 $     46       $     76
   - Growth Rate                 (32)%          (21)%
   - Mix                          11%            14%
   - Ratio to Revenue           8.76%         13.89%

                                    --more--

          CARDINAL HEALTH, INC. - QUARTERLY FY 2005 BUSINESS ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------

                         TOTAL (EXCLUDING SPECIAL ITEMS)
                         ------------------------------

                                         Q1           Q2          Q3        Q4         TOTAL
                                      -------      -------     -------    -------      -----
- REVENUE
   - Amount                           $17,796      $18,555
   - Growth Rate                           16%          13%

- OPERATING EARNINGS
   - Amount                           $   390      $   424
   - Growth Rate                          (26)%        (27)%

- RATIO TO REVENUE
   - Gross Margin                        6.10%        6.50%
   - Expenses                            3.89%        3.77%
   - Impairment Charges and Other        0.02%        0.45%
   - Operating Earnings                  2.19%        2.28%

- NET EARNINGS*
   - Amount                           $   238      $   275
   - Growth Rate                          (28)%        (26)%
   - Ratio to Revenue                    1.34%        1.48%

- PRODUCTIVITY
   - Margin Per Expense Dollar        $  1.57      $  1.72

- ASSET MANAGEMENT
   - Operating Cash Flow              $   893      $   626
   - Free Cash Flow                   $   777      $   506
   - Return on Invested Capital          4.95%        5.42%

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS
  SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                    --more--

CARDINAL HEALTH, INC. - FIRST SIX MONTHS FISCAL 2005 AND 2004 ASSET MANAGEMENT
                                    ANALYSIS
                                  ($ MILLIONS)

-------------------------------------------------------------------------------

                                                  2005
                                                 ------
                                          Q1       Q2       YTD
                                        ------   ------     ----
-  RECEIVABLE DAYS                        16.4     13.3

-  DAYS INVENTORY ON HAND                   39       38

-  CASH                                 $1,152   $1,274

-  DEBT                                 $3,255   $2,820

-  EQUITY                               $8,219   $8,559

-  NET DEBT/TOTAL CAPITAL                   20%      15%

-  TANGIBLE NET WORTH                   $3,200   $3,519

-  RETURN ON EQUITY                       10.8%     9.7%    10.2%

   EXCLUDING SPECIAL ITEMS                11.7%    13.0%    12.4%

-  TAX RATE FROM CONTINUING OPERATIONS    32.0%    32.9%    32.5%

   EXCLUDING SPECIAL ITEMS                32.5%    32.5%    32.5%

                                                  2004
                                                 ------
                                          Q1       Q2     YTD
                                        ------   ------   ----
-  RECEIVABLE DAYS                        17.5     17.4

-  DAYS INVENTORY ON HAND                   45       44

-  CASH                                 $  992   $  544

-  DEBT                                 $2,724   $2,726

-  EQUITY                               $6,993   $7,456

-  NET DEBT/TOTAL CAPITAL                   20%      23%

-  TANGIBLE NET WORTH                   $4,653   $4,558

-  RETURN ON EQUITY                       17.6%    20.7%  18.9%

   EXCLUDING SPECIAL ITEMS                18.1%    20.5%  19.0%

-  TAX RATE FROM CONTINUING OPERATIONS    33.2%    32.9%  33.0%

   EXCLUDING SPECIAL ITEMS                33.2%    33.1%  33.1%

                                    --more--

-------------------------------------------------------------------------------

            CARDINAL HEALTH, INC. - BUSINESS ANALYSIS RECONCILIATION
                                  ($ MILLIONS)

-------------------------------------------------------------------------------
                           SECOND QUARTER FISCAL 2005

                                            GAAP*                    EXCLUDING
                                            BASIS   SPECIAL ITEMS  SPECIAL ITEMS
                                            -----   -------------  -------------
- SPECIAL ITEMS
      - Restructuring related costs         $ 105       $  105             -
      - Merger related costs                $  10       $   10             -
      - Other                               $ (12)      $  (12)            -

- OPERATING EARNINGS
      - Amount                              $ 321       $  103         $ 424
      - Growth rate                           (45)%                      (27)%
      - Ratio to revenue (Return on sales)   1.73%                      2.28%

- NET EARNINGS**
     - Amount                               $ 204       $   71         $ 275
     - Growth rate                            (45)%                      (26)%
     - Ratio to revenue                      1.10%                      1.48%
     - Diluted EPS                          $0.47       $ 0.16         $0.63

- INCOME TAX PROVISION
      -Income tax provision                 $ 100       $   32         $ 132

-------------------------------------------------------------------------------
                           SECOND QUARTER FISCAL 2004

                                            GAAP*                    EXCLUDING
                                            BASIS   SPECIAL ITEMS  SPECIAL ITEMS
                                            -----   -------------  -------------
- SPECIAL ITEMS
     - Restructuring related costs          $  13       $   13             -
     - Merger related costs                 $   8       $    8             -
     - Other                                $ (25)      $  (25)            -


- OPERATING EARNINGS
     - Amount                               $ 585       $   (4)        $ 581
     - Growth rate                             (2)%                        4%
     - Ratio to revenue (Return on sales)    3.57%                      3.55%

- NET EARNINGS**
    - Amount                                $ 374       $   (4)        $ 370
    - Growth rate                               1%                         6%
    - Ratio to revenue                       2.29%                      2.26%
    - Diluted EPS                           $0.85       $(0.01)        $0.84

- INCOME TAX PROVISION
     -Income tax provision                  $ 183       $    0         $ 183

-------------------------------------------------------------------------------
                          FIRST SIX MONTHS FISCAL 2005

                                            GAAP*                    EXCLUDING
                                            BASIS   SPECIAL ITEMS  SPECIAL ITEMS
                                            ------  -------------  -------------
- SPECIAL ITEMS
     - Restructuring related costs          $ 113       $  113             -
     - Merger related costs                 $  27       $   27             -
     - Other                                $  (5)      $   (5)            -

- OPERATING EARNINGS
     - Amount                               $ 679       $  135         $ 814
     - Growth rate                            (38)%                      (26)%
     - Ratio to revenue (Return on sales)    1.87%                      2.24%

- NET EARNINGS**
    - Amount                                $ 422       $   91         $ 513
    - Growth rate                             (40)%                      (27)%
    - Ratio to revenue                       1.16%                      1.41%
    - Diluted EPS                           $0.97       $ 0.21         $1.18

- INCOME TAX PROVISION
     -Income tax provision                  $ 203       $   44         $ 247

-------------------------------------------------------------------------------
                          FIRST SIX MONTHS FISCAL 2004

                                            GAAP*                     EXCLUDING
                                            BASIS    SPECIAL ITEMS  SPECIAL ITEMS
                                            ------   -------------  -------------
- SPECIAL ITEMS
     - Restructuring related costs          $   20       $   20             -
     - Merger related costs                 $   17       $   17             -
     - Other                                $  (27)      $  (27)            -


- OPERATING EARNINGS
     - Amount                               $1,095       $   10        $1,105
     - Growth rate                               4%                         7%
     - Ratio to revenue (Return on sales)     3.45%                      3.48%

- NET EARNINGS**
    - Amount                                $  697       $    5        $  702
    - Growth rate                                7%                         9%
    - Ratio to revenue                        2.20%                      2.21%
    - Diluted EPS                           $ 1.58       $ 0.01        $ 1.59

- INCOME TAX PROVISION
     -Income tax provision                  $  344       $    5        $  349

* GAAP - AMOUNTS THAT CONFORM WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

** THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

DEFINITIONS:

RETURN ON EQUITY (EXCLUDING SPECIAL ITEMS) = (Earnings from continuing operations + special items after tax) /average shareholders' equity

Note: Average shareholders' equity used in the return on equity calculation was $8.4 billion and $7.2 billion in the second quarter of fiscal 2005 and 2004, respectively, and $8.3 billion and $7.4 billion for year to date of fiscal 2005 and 2004, respectively.

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (Income tax provision + tax effect of special items) / (earnings before income taxes + special items)

GROWTH RATE (EXCLUDING SPECIAL ITEMS) = (Current quarter earnings excluding special items - prior year quarter earnings excluding special items)/ prior year quarter earnings excluding special items

RATIO TO REVENUE (EXCLUDING SPECIAL ITEMS) = Current quarter earnings excluding special items / operating revenue

FREE CASH FLOW = Operating cash flow - net property activity - dividends

RETURN ON INVESTED CAPITAL (EXCLUDING SPECIAL ITEMS) = [Operating earnings excluding special items annualized x (1-effective tax rate, excluding special items)] / average (equity + debt + unrecorded goodwill)

Note: Average unrecorded goodwill used in return on invested capital calculation was $9.7 billion in fiscal 2005 and fiscal 2004.

NET DEBT TO TOTAL CAPITAL = Net debt / (net debt + shareholders' equity)
Note: Net debt = long-term obligations + short-term obligations + notes payable banks - cash

                                    --more--

         CARDINAL HEALTH INC. - RECONCILIATION OF NON-RECURRING CHARGES
                                  ($ MILLIONS)

-------------------------------------------------------------------------------

                                                              Q2 FY05      YTD FY05
                                                             --------      --------
Impairment charges and other                                 $  (83.0)     $  (86.8)
     Less: minority interest and realized currency
           translation adjustment                                19.4          19.4
                                                             --------      --------
Net impairment charges                                          (63.6)        (67.4)
Alaris inventory adjustment                                      (3.4)        (23.6)
Latex litigation                                                    -         (16.4)
                                                             --------      --------
Total non-recurring charges                                     (67.0)       (107.4)
Tax impact                                                       21.8          34.9
                                                             --------      --------

Impact on net earnings                                       $  (45.2)     $  (72.5)
                                                             ========      ========

Weighted average diluted number
      of shares outstanding                                     437.1         436.3

Impact on EPS                                                $  (0.10)     $  (0.17)

                                                             Q2 FY04       YTD FY04
                                                             --------      --------
Impairment charges and other                                 $    8.1      $    6.4
Tax impact                                                       (2.7)         (2.1)
                                                             --------      --------

Impact on net earnings                                       $    5.4      $    4.3
                                                             ========      ========

Weighted average diluted number
      of shares outstanding                                     438.7         442.5

Impact on EPS                                                $   0.01      $   0.01



                                        ###